UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2006

NNN Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-130945	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 15, 2006, at a meeting of the Board of Directors of NNN Apartment REIT, Inc., our Board of Directors authorized our officers to take the necessary actions to acquire the Walker Ranch Apartment Homes property, a 325-unit class-A+ apartment property located in San Antonio, Texas, or the Walker Ranch property, for a purchase price of $30,750,000, contingent upon the following: (i) the minimum sale of 200,000 shares of our common stock required to release offering proceeds from the escrow account in accordance with our public offering prospectus; (ii) the sale of sufficient shares of our common stock and receipt of debt financing to provide the funds necessary to purchase the Walker Ranch property; and (iii) receipt of a satisfactory Phase I Environmental Report.

At the meeting held on August 15, 2006, our Board of Directors also approved the payment of an initial distribution rate of 6.0% per annum paid monthly to stockholders of record as of one business day following the close of the acquisition of the Walker Ranch property. However, there can be no assurance that we will be able to complete the acquisition of the Walker Ranch property.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN Apartment REIT, Inc.

August 17, 2006	By:	/s/ Stanley J. Olander

Name: Stanley J. Olander
Title: Chief Executive Officer